#6616/33226
                                  SUB-ITEM 77-H

                       MFS SERIES TRUST III ON BEHALF OF:
                    MFS HIGH YIELD OPPORTUNITIES FUND ("HYO")


         As of July 31, 1999, the entities beneficially owning 25% or more of HYO's voting securities, thereby becoming controlling entities of such Series, are those entities listed as follows:

                                                                                             % O
                                                                                          SHARES

               SERIES                                      OWNER AND ADDRESS               OWNED

MFS  High Yield Opportunities  Fund                None





         As of July 31, 1999, entities no longer beneficially owning 25% or more of HYO's voting securities, thereby ceasing to be controlling entities of such Series, are those entities listed as follows:



            SERIES                                     OWNER AND ADDRESS




MFS  High Yield Opportunities  Fund                MFS Fund Distributors, Inc.
 Class A Shares                                    C/o Massachusetts Financial Services
                                                   Attn:  Thomas B. Hastings
                                                   500 Boylston Street - 15th Floor
                                                   Boston, MA 02116


                                                   Dean Witter Reynolds
Class B Shares                                     Custodian for Beatrice Russell
                                                   IRA Rollover dated 10/17/89
                                                   4 Maple Hill Road
                                                   Lebanon, NH 03766-2722

                                                   NFSC FEBO #041-081400
Class C Shares                                     George An Nikoras
                                                   5 Falls Grove Road
                                                   Nashua, NH

